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                                                                Exhibit 10.25


                                    AGREEMENT
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         This Agreement made as of the 1st day of October, 1998, is by and among
MERITAGE HOSPITALITY GROUP INC., a Michigan corporation ("MERITAGE"), and ROBERT
E. SCHERMER, SR. ("SCHERMER").

                                    RECITALS
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         A. Whereas, Meritage and Schermer are parties to a promissory note dated March 24, 1997 in the original principal amount of $750,000, a copy of which is attached hereto as Exhibit A (the "MERITAGE NOTE").

         B. Whereas, Schermer is the owner of 20,000 shares of Meritage Series A Convertible Preferred Stock as represented by a copy of the preferred share certificate attached hereto as Exhibit B (the "PREFERRED SHARES").

         C. Whereas, Meritage is the holder of a promissory note from S.C. Land Acquisitions, L.L.C., a Michigan limited liability company, dated June 16, 1998 in the original principal amount of $1,375,000, a copy of which is attached hereto as Exhibit C (the "S.C. LAND ACQUISITIONS NOTE").

         D. Whereas, the parties desire that Meritage assign the S.C. Land Acquisitions Note to Schermer in exchange for Schermer (i) canceling the Meritage Note, (ii) transferring the Preferred Shares to Meritage, and (iii) paying Meritage "CASH" as derived from the following formula:

                 principal amount of S.C. Land Acquisitions Note
         +       accrued interest on S.C. Land Acquisitions Note
         -       principal amount of  Meritage Note
         -       accrued interest on Meritage Note
         -       $200,000 (value of Preferred Shares)
         =       Cash

         E. Meritage has determined that this Agreement is fair and beneficial to Meritage.

         NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

         1. ASSIGNMENT OF S.C. LAND ACQUISITIONS NOTE. Meritage shall assign and transfer to Schermer, free and clear of any liens and encumbrances, the S.C. Land Acquisitions Note and all of Meritage's rights, title and interest under the S.C. Land Acquisitions Note.

         2. CANCELLATION OF MERITAGE NOTE, TRANSFER OF PREFERRED SHARES AND PAYMENT OF CASH. Upon assignment and transfer of the S.C. Land Acquisitions Note, Schermer shall (i) cancel and forever discharge all of Meritage's obligations under the Meritage Note, (ii) transfer to Meritage, free and clear of any liens and encumbrances, the Preferred Shares (which Meritage shall thereafter cancel), and (iii) pay Meritage the Cash (as defined in Recital D above).



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         3. CONDITIONS. This Agreement and all obligations hereunder shall be conditioned on (i) the consent and approval of the disinterested directors of Meritage, and (ii) the complete repayment by Meritage of all its indebtedness to its lender, Great American Life Insurance Company ("GALIC"), or, in the alternative, consent from GALIC to engage in the transactions described herein. This Agreement shall not close until these conditions are completely satisfied.

         4. INDEMNIFICATION. Subject to the terms and conditions of this Agreement, Meritage shall indemnify and hold Schermer harmless from and against all expenses, liabilities and losses, including attorneys' fees, reasonably incurred or suffered by Schermer in connection with any action or proceeding which Schermer is required to commence to collect the indebtedness under the S.C. Land Acquisitions Note.

         5. INDEMNIFICATION ONLY TO EXTENT PERMITTED BY LAW. In no event shall this Agreement be construed to obligate Meritage to do any act or thing not permitted by applicable law.

         6. SEVERABILITY. If any provision of this Agreement is determined by a court of competent jurisdiction to be in violation of applicable law, such provision shall be limited or modified in its application to the minimum extent necessary to avoid a violation of law, and the balance of this Agreement shall be enforceable in accordance with its terms.

         7. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon, and inure to the benefit of, the respective heirs, personal representatives, executors, administrators and successors and assigns of the parties hereto.

         8. CHOICE OF LAW. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Michigan.

         9. AMENDMENT. This is the entire agreement between the parties hereto. No amendment, modification, termination or cancellation of this Agreement shall be effective unless made in writing and signed by each of the parties hereto.

         IN WITNESS WHEREOF, the undersigned executed this Agreement as of the date first written above.
                                            MERITAGE HOSPITALITY GROUP INC.


/s/ James R. Saalfeld                       By:     /s/  Christopher B. Hewett
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                                                   Christopher B. Hewett
                                                   President

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/s/  Robert E. Schermer, Jr.                        /s/  Robert E. Schermer, Sr.
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                                                   Robert E. Schermer, Sr.
                                                   Individually

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